                                                                   EXHIBIT 23.1


                                OTHER DOCUMENTS
                        CONSENT OF INDEPENDENT AUDITORS


INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Return Assured Incorporated

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Return Assured Incorporated, formerly known as Hertz Technology Group, Inc., of our report dated October 26, 2000 on the financial statements of Hertz Technology Group, Inc. appearing in the Annual Report on Form 10-KSB of Return Assured Incorporated, for the year ended August 31, 2000. We also consent to the reference of our firm under the caption "Experts".



Goldstein Golub Kessler LLP
New York, New York
June 7, 2001